EXHIBIT 10.4

FORM OF DIRECTOR SHAREHOLDER BENEFIT PROGRAM AGREEMENT,
AS AMENDED, FOR JERRY D. McVICKER

FIRST AMENDMENT TO THE
AMENDED DIRECTOR
SHAREHOLDER BENEFIT PROGRAM
AGREEMENT FOR JERRY McVICKER

             WHEREAS, First Federal Savings Bank of Marion, in Marion, Indiana, now Mutual Federal Savings Bank (the "Bank") has adopted an Amended Director Shareholder Benefit Plan for Jerry McVicker (the "Plan"), effective September 1, 2000, this First Amendment to the Plan is for the purpose of amending the Plan as follows:

             The Plan is hereby amended such that Paragraph 2 of Exhibit A is modified as follows:

             2. Survivor's Benefit means a monthly amount equal to Three Thousand Seven Hundred and Fifty Dollars ($3,750).

             The definition of Survivor's Benefit has been incorporated into the Agreement for the sole purpose of actuarially establishing the maximum amount of annual Contributions to the Retirement Income Trust Fund and is intended to be an amount equal to the highest annual board fees received by the Director during the twelve (12) month period prior to the Director's Benefit Eligibility Date. The amount of any Survivor's Benefit payable pursuant to the Agreement will be a function of (i) the amount and time of Contributions to the Retirement Income Trust Fund and (ii) the actual investment experience of such Contributions.

             The Plan is hereby amended such that Appendix I is modified as follows:

             Life Insurance Company: Southland Life Insurance Company
             Single Premium: One Million Three Hundred Thousand Dollars ($1,300,000)
             Assumed Purchase Date: February 7, 2000
             Assumed End Date: August 31, 2000

             Life Insurance Company: Lincoln Benefit Life
             Single Premium: Four Million Two Hundred Thousand Dollars ($4,200,000)
             Assumed Purchase Date: February 7, 2000
             Assumed End Date: August 31, 2000

             Life Insurance Company: Life Investors Insurance Company of America
             Single Premium: Five Million Five Hundred Thousand Dollars ($5,500,000)
             Assumed Purchase Date: September 1, 2000

             All other provisions of the Plan, which are not specifically modified by this First Amendment, are hereby incorporated and shall remain in full force and effect.

NEXT PAGE

             IN WITNESS WHEREOF, the Bank has caused this First Amendment to the Amended Director Shareholder Benefit Program for Jerry McVicker to be executed on this _____________ day of _____________________, 2001.

WITNESS:	JERRY McVICKER

WITNESS:	MUTUAL FEDERAL SAVINGS BANK

NEXT PAGE

AMENDED DIRECTOR SHAREHOLDER
BENEFIT PROGRAM AGREEMENT
FOR JERRY McVICKER

FIRST FEDERAL SAVINGS BANK

September 1, 2000

Financial Institution Consulting Corporation
700 Colonial Road, Suite 260
Memphis, Tennessee 38117
WATS: 1-800-873-0089
FAX: (901) 684-7414
(901) 684-7400

NEXT PAGE

AMENDED DIRECTOR SHAREHOLDER BENEFIT
FOR JERRY McVICKER

             This Amended Director Shareholder Benefit Program Agreement (the "Agreement"), effective as of the 1st day of September, 2000, formalizes the understanding by and between FIRST FEDERAL SAVINGS BANK OF MARION (the "Bank"), a federally chartered stock savings bank having its principal place of business in Indiana, and Jerry McVicker (hereinafter referred to as "Director"). Any reference herein to the "Holding Company" shall mean Marion Capital Holdings, Inc.

W I T N E S S E T H :

             WHEREAS, the Director serves the Bank; and

             WHEREAS, the Bank recognizes the valuable services heretofore performed by the Director and wishes to encourage his continued employment; and

             WHEREAS, the Director wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Bank or other termination of employment and wishes to provide his beneficiary with benefits from and after death; and

             WHEREAS, the Bank and the Director wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Director after retirement or other termination of employment and/or death benefits to his beneficiary after death; and

             WHEREAS, the Bank has adopted this Amended Director Shareholder Benefit Program Agreement which controls all issues relating to benefits as described herein;

             NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Director agree as follows:

NEXT PAGE

SECTION I

DEFINITIONS

             When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

         1.1 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.2 "Administrator" means the Bank.

         1.3 "Bank" means FIRST FEDERAL SAVINGS BANK OF MARION and any successor thereto.

         1.4 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in Exhibit B of this Agreement to whom the deceased Director's benefits are payable. If no Beneficiary is so designated, then the Director's Spouse, if living, will be deemed the Beneficiary. If the Director's Spouse is not living, then the Children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Director will be deemed the Beneficiary.

         1.5 "Benefit Age" means the Director's Seventieth (70th) birthday or, with proper notice, the actual date the Director's full-time service with the Bank terminates.

         1.6 "Benefit Eligibility Date" means the date on which the Director is entitled to receive any benefit(s) pursuant to Section(s) III or V of this Agreement. It shall be the first day of the month following the month in which the Director attains his Benefit Age.

         1.7 "Board of Directors" means the board of directors of the Bank.

NEXT PAGE

         1.8 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

         1.9 "Change in Control" shall mean and include the following with respect to the Bank or the Holding Company:

(1) a Change in Control of a nature that would be required to be reported in response to Item I (a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

(2) a change in control of the Bank within the meaning of 12 C.F.R. 574.4; or

(3) a Change in Control at such time as

(i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing Twenty Five Percent (25.0%) or more of the combined voting power of the Bank's outstanding securities ordinarily having the right to vote at the election of directors, except for any stock purchased by the Bank's Employee Stock Ownership Plan and/or trust; or

(ii) individuals who constitute the board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's stockholders was approved by the Bank's nominating committee which is comprised of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

(iii) merger, consolidation, or sale of all or substantially all of the assets of the Bank occurs; or

NEXT PAGE

(iv) a proxy statement is issued soliciting proxies from the stockholders of the Bank by someone other than the current management of the Bank, seeking stockholder approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank's securities are exchanged for or converted into cash or property or securities not issued by the Bank.

          The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities. The term "acquire" means obtaining ownership, control, power to vote or sole power of disposition of stock, directly or indirectly or through one or more transactions or subsidiaries, through purchase, assignment, transfer, exchange, succession or other means, including (1) an increase in percentage ownership resulting from a redemption, repurchase, reverse stock split or a similar transaction involving other securities of the same class; and (2) the acquisition of stock by a group of persons and/or companies acting in concert which shall be deemed to occur upon the formation of such group, provided that an investment advisor shall not be deemed to acquire the voting stock of its advisee if the advisor (a) votes the stock only upon instruction from the beneficial owner and (b) does not provide the beneficial owner with advice concerning the voting of such stock. The term "security" includes nontransferable subscription rights issued pursuant to a plan of conversion, as well as a "security," as defined in 15 U.S.C. § 78c(2)(1); and the term "acting in concert" means (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Further, acting in concert with any person or company shall also be deemed to be acting in concert with any person or company that is acting in concert with such other person or company.

NEXT PAGE

         Notwithstanding the above definitions, the Board, in its absolute discretion, may make a finding that a Change in Control of the Bank has taken place without the occurrence of any or all of the events enumerated above.

         1.10 "Children" means all natural or adopted children of the Director, and issue of any predeceased child or children.

         1.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.12 "Contribution(s)" means those annual contributions which the Bank is required to make to the Retirement Income Trust Fund on behalf of the Director in accordance with Subsection 2.1(a) and this Subsection 1.12 of the Agreement. The following methodology for determining such contributions shall be: 9.25% of the difference, adjusted to take into account the Bank's tax rate, between the Bank's aggregate after-tax income derived from annual increases in the cash surrender value of the hypothetical pool of no-load, no-surrender charge life insurance policies described in Appendix I and the after-tax Cost of Funds Expense for the Plan Year for which the annual contribution is to be made; provided, however, that in no event shall such yearly Contribution exceed that accrual necessary under the benefit/years of service method for the Bank to pay, beginning at the Benefit Eligibility Date, the Survivor's Benefit payable over the Payout Period.

         If such contracts for life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive a annual policy illustrations that assume the above-described policies were purchased, or were not subsequently surrendered or lapsed. Such illustrations will be received from the insurance company and will indicate the increases in policy cash surrender values for purposes of calculating the Contribution to the Retirement Income Trust Fund.

         In either case, references to life insurance contracts are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Director and his beneficiar(ies) shall have no ownership interest in such policy and shall

NEXT PAGE

always have no greater interest in the benefits under this Agreement than that of an unsecured creditor of the Bank.

         1.13 "Cost of Funds Expense" means, an interest rate as hereinafter defined to be applied and compounded annually with respect to the after-tax cash flow related to the Agreement, including benefit payments and an initial premium sum of Five Million Five Hundred Thousand Dollars ($5,500,000). The interest rate shall be equal to 80% of the last available one (1) year advance rate from the Federal Home Loan Bank in Indianapolis as determined on January 1 of each Plan Year, or such other rate as is mutually agreed by the Bank and the Director; provided, however, that it shall be 80% of 6.60% for the first Plan Year.

         1.14 "Director" means a person serving as a Director, Advisory Director, or Director Emeritus of the Bank.

         1.15 "Disability Benefit" means the benefit payable to the Director following a determination, in accordance with Subsection 6.1(a), that he is no longer able, properly and satisfactorily, to perform his duties at the Bank.

         1.16 "Effective Date" of this Agreement shall be September 1, 2000.

         1.17 "Estate" means the estate of the Director.

         1.18 "Interest Factor" means monthly compounding, discounting or annuitizing, as applicable, at a rate of Seven Percent (7%) per annum.

         1.19 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for one hundred eighty (180) months. Should the Director make a Timely Election to receive a lump sum benefit payment, the Director's Payout Period shall be deemed to be one (1) month.

NEXT PAGE

         1.20 "Plan Year" shall mean the calendar year; provided however, that the first Plan Year shall be February 1, 2000 through December 31, 2000.

         1.21 "Retirement Age" means the Director's seventieth (70th) birthday provided, however, that the Director's actual retirement from full-time service may occur on or after the Director attains age seventy (70) and, in such case, the Director's age at actual retirement shall be deemed the Retirement Age.

         1.22 "Retirement Income Trust Fund" means the trust fund account established by the Bank and the Director and into which annual Contributions will be made by the Bank on behalf of the Director pursuant to Subsection 2.1. The contractual rights of the Bank and the Director with respect to the Retirement Income Trust Fund shall be outlined in a separate writing to be known as the Jerry McVicker Grantor Trust agreement.

         1.23 "Spouse" means the individual to whom the Director is legally married at the time of the Director's death, provided, however, that the term "Spouse" shall not refer to an individual to whom the Director is legally married at the time of death if the Director and such individual have entered into a formal separation agreement or initiated divorce proceedings.

         1.24 "Suicide" means the act of intentionally killing oneself.

         1.25 "Supplemental Retirement Income Benefit" means an annual amount (before taking into account federal and state income taxes), payable in monthly installments throughout the Payout Period equal to the annuitized value, using the Interest Factor, of the Retirement Income Trust Fund.

         1.26 "Survivor's Benefit" means the benefit provided to Director's Beneficiary payable over the Payout Period as set forth in Exhibit A.

         1.27 "Timely Election" means the Director has made an election to change the form of his benefit payment(s) by filing with the Administrator a Notice of Election to Change Form of Payment (Exhibit C of this Agreement).

NEXT PAGE

SECTION II

BENEFITS - GENERALLY

         2.1 (a) Retirement Income Trust Fund. The Director shall establish the Jerry McVicker Grantor Trust into which the Bank shall be required to make annual Contributions on the Director's behalf, pursuant to this Section II of the Agreement. A trustee shall be selected by the Director. The trustee shall maintain an account, separate and distinct from the Director's personal contributions, which account shall constitute the Retirement Income Trust Fund. The trustee shall be charged with the responsibility of investing all contributed funds. Distributions from the Retirement Income Trust Fund of the Jerry McVicker Grantor Trust may be made by the trustee to the Director, for purposes of payment of any income or employment taxes due and owing on Contributions by the Bank to the Retirement Income Trust Fund, if any, and on any taxable earnings associated with such Contributions which the Director shall be required to pay from year to year, under applicable law, prior to actual receipt of any benefit payments from the Retirement Income Trust Fund. To the extent this Agreement is inconsistent with the Jerry McVicker Grantor Trust agreement, the Jerry McVicker Grantor Trust Agreement shall supersede this Agreement.

         The annual Contributions required to be made by the Bank to the Retirement Income Trust Fund will be determined in accordance with Subsection 1.12. Contributions shall be made by the Bank to the Retirement Income Trust Fund (i) within seventy-five (75) days of establishment of such trust, and (ii) within the first thirty (30) days of the beginning of each subsequent Plan Year, unless this Section expressly provides otherwise.

         (b)(1) Contributions Made Annually
             The annual Contributions to the Retirement Income Trust Fund shall continue each year, unless this Subsection 2.1(b) specifically states otherwise, until the Plan Year of the Director's termination of service as a Director.

         (2) Termination Following a Change in Control

NEXT PAGE

         If a Change in Control occurs at the Bank, followed by the Director's involuntary termination of service as a Director of the Bank or by the Bank's failure to renominate and cause to be elected or failure to reappoint the Director as a Director of the Bank, including for reasons of disability, the Contribution set forth below shall be required of the Bank. The Bank shall be required to make an immediate lump sum contribution to the Retirement Income Trust Fund equal to the current present value (using the Interest Factor) of the right to receive a Supplemental Retirement Income Benefit equal to the Survivor's Benefit at age 70 and payable over the Payout Period less the sum of all prior pre-tax Contributions to the Retirement Income Trust Fund (plus interest accrued on those Contributions using the Interest Factor).

         (3) Termination For Cause
         If the Director is terminated for Cause pursuant to Subsection 5.2, no further Contribution(s) to the Retirement Income Trust Fund shall be required of the Bank, and if not yet made, no Contribution shall be required for the Plan Year in which such termination for Cause occurs.

         (4) Involuntary Termination of Service.
         If the Director's service with the Bank is involuntarily terminated for any reason, excluding termination for Cause, or death, or termination following a Change in Control, no further Contribution(s) to the Retirement Income Trust Fund shall be required of the Bank, and if not yet made, no contribution shall be required for the Plan Year in which such termination occurs.

         (5) Death During Employment.
         If the Director dies while employed by the Bank, the Bank shall be required to make an immediate lump sum contribution to the Retirement Income Trust Fund including (i) the full Contribution required for the Plan Year in which such termination occurs, if not yet made, plus (ii) the current present value (using the Interest Factor) of the right to receive the Survivor's Benefit immediately and payable over the Payout Period less the sum of all prior pre-tax Contributions to the Retirement Income Trust Fund (plus interest accrued on those Contributions using the Interest Factor).

NEXT PAGE

         (6) Voluntary Termination
         If the Director voluntarily terminates service or does not seek reappointment to the Board, no further Contribution(s) to the Retirement Income Trust Fund shall be required of the Bank, and if not yet made, no Contribution shall be required for the Plan Year in which such termination occurs.

         (7) Disability Prior to Change in Control
         If the Director becomes entitled to disability benefits under Section VI prior to a Change in Control, no further Contribution(s) to the Retirement Income Trust Fund shall be required of the Bank, and if not yet made, no Contribution shall be required for the Plan Year in which such termination occurs.

SECTION III

RETIREMENT BENEFIT

         3.1 (a) Normal form of payment.
         If (i) the Director is employed with the Bank until reaching his Retirement Age, and (ii) the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 3.1(a) shall be controlling with respect to retirement benefits.

         The Retirement Income Trust Fund, measured as of the Director's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Director's Benefit Eligibility Date. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director (or his Beneficiary) shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Director may at

NEXT PAGE

anytime during the Payout Period request to receive the unpaid balance of his Retirement Income Trust Fund in a lump sum payment. If such a lump sum payment is requested by the Director, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director gives notice to both the Administrator and trustee in writing. Such lump sum payment shall be payable within thirty (30) days of such notice. In the event the Director dies at any time after attaining his Benefit Age, but prior to commencement or completion of all monthly payments due and owing hereunder, (i) the trustee of the Retirement Income Trust Fund shall pay to the Director's Beneficiary the monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Director's Beneficiary may request to receive the unpaid balance of the Director's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director's Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director's death. Such lump sum payment shall be payable within thirty (30) days of such notice.

         (b) Alternative payout option.
         If (i) the Director is employed with the Bank until reaching his Retirement Age, and (ii) the Director has made a Timely Election to receive a lump sum benefit, this Subsection 3.1(b) shall be controlling with respect to retirement benefits.

         The balance of the Retirement Income Trust Fund, measured as of the Director's Benefit Age, shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 3.1(b) within thirty (30) days of the date the Administrator receives notice of the Director's death.

NEXT PAGE

SECTION IV

PRE-RETIREMENT DEATH BENEFIT

         4.1 (a) Normal form of payment.
             If (i) the Director dies while employed by the Bank, and (ii) the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 4.1(a) shall be controlling with respect to pre-retirement death benefits.

         The balance of the Director's Retirement Income Trust Fund, measured as of the later of (i) the Director's death, or (ii) the date any final lump sum Contribution is made pursuant to Subsection 2.1(b), shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefits shall commence within thirty (30) days of the date the Administrator receives notice of the Director's death. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director's Beneficiary shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Director's Beneficiary may request to receive the unpaid balance of the Director's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director's Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director's death. Such lump sum payment shall be made within thirty (30) days of such notice.

NEXT PAGE

         (b) Alternative payout option.
         If (i) the Director dies while employed by the Bank, and (ii) the Director has made a Timely Election to receive a lump sum benefit, this Subsection 4.1(b) shall be controlling with respect to pre-retirement death benefits.

         The balance of the Director's Retirement Income Trust Fund, measured as of the later of (i) the Director's death, or (ii) the date any final lump sum Contribution is made pursuant to Subsection 2.1(b), shall be paid to the Director's Beneficiary in a lump sum within thirty (30) days of the date the Administrator receives notice of the Director's death.

SECTION V

BENEFIT(S) IN THE EVENT OF TERMINATION OF SERVICE

PRIOR TO RETIREMENT AGE

         5.1 Involuntary Termination of Service Other Than for Cause.
         In the event the Director's service with the Bank is involuntarily terminated prior to Retirement Age, for any reason including a Change in Control, but excluding (i) any disability related termination for which the Board of Directors has approved early payment of benefits pursuant to Subsection 6.1, (ii) the Director's pre-retirement death, which shall be covered in Section IV, or (iii) termination for Cause, which shall be covered in Subsection 5.2, the Director (or his Beneficiary) shall be entitled to receive benefits in accordance with this Subsection 5.1. Payments of benefits pursuant to this Subsection 5.1 shall be made in accordance with Subsection 5.1 (a) or 5.1 (b) below, as applicable.

         (a) Normal form of payment.
         (1) Director Lives Until Benefit Age
         If (i) after such termination, the Director lives until attaining his Benefit Age, and (ii) the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 5.1(a)(1) shall be controlling with respect to retirement benefits.

         The Retirement Income Trust Fund, measured as of the Director's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the

NEXT PAGE

Payout Period. Such payments shall commence on the Director's Benefit Eligibility Date. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director (or his Beneficiary) shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Director may at anytime during the Payout Period request to receive the unpaid balance of his Retirement Income Trust Fund in a lump sum payment. If such a lump sum payment is requested by the Director, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director gives notice to both the Administrator and trustee in writing. Such lump sum payment shall be payable within thirty (30) days of such notice. In the event the Director dies at any time after attaining his Benefit Age, but prior to commencement or completion of all monthly payments due and owing hereunder, (i) the trustee of the Retirement Income Trust Fund shall pay to the Director's Beneficiary the monthly installments (or a continuation of the monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Director's Beneficiary may request to receive the unpaid balance of the Director's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director's Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director's death. Such lump sum payment shall be made within thirty (30) days of such notice.

         (2) Director Dies Prior to Benefit Age
         If (i) after such termination, the Director dies prior to attaining his Benefit Age, and (ii) the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 5.1(a)(2) shall be controlling with respect to retirement benefits.

NEXT PAGE

         The Retirement Income Trust Fund, measured as of the date of the Director's death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such payments shall commence within thirty (30) days of the date the Administrator receives notice of the Director's death. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director's Beneficiary shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Director's Beneficiary may request to receive the unpaid balance of the Director's Retirement Income Trust Fund in the form of a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director's Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director's death. Such lump sum payment shall be made within thirty (30) days of such notice.

         (b) Alternative Payout Option.
         (1) Director Lives Until Benefit Age
         If (i) after such termination, the Director lives until attaining his Benefit Age, and (ii) the Director has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(1) shall be controlling with respect to retirement benefits.

         The balance of the Retirement Income Trust Fund, measured as of the Director's Benefit Age, shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump

NEXT PAGE

sum benefit in accordance with this Subsection 5.1(b)(1) within thirty (30) days of the date the Administrator receives notice of the Director's death.

         (2) Director Dies Prior to Benefit Age
         If (i) after such termination, the Director dies prior to attaining his Benefit Age, and (ii) the Director has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(2) shall be controlling with respect to pre-retirement death benefits.

         The balance of the Retirement Income Trust Fund, measured as of the date of the Director's death, shall be paid to the Director's Beneficiary within thirty (30) days of the date the Administrator receives notice of the Director's death.

         5.2 Termination For Cause.
         If the Director is terminated for Cause, all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund (and earnings on such Contributions), shall be forfeited. Furthermore, no further Contributions shall be required of the Bank for the year in which such termination for Cause occurs (if not yet made). The Director shall be entitled to receive a benefit in accordance with this Subsection 5.2.

         The balance of the Director's Retirement Income Trust Fund shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies prior to his Benefit Eligibility Date, his Beneficiary shall be entitled to receive the balance of the Director's Retirement Income Trust Fund in a lump sum within thirty (30) days of the date the Administrator receives notice of the Director's death.

         5.3 Voluntary Termination of Service.
         In the event the Director's service with the Bank is voluntarily terminated prior to Retirement Age, for any reason including the Director's failure to seek reappointment to the Board but excluding (i) a Change in Control, or (ii) any disability related termination for which the Board of Directors has approved early payment of benefits pursuant to Subsection

NEXT PAGE

6.1, the Director (or his Beneficiary) shall be entitled to receive benefits in accordance with this Subsection 5.3. Payments of benefits pursuant to this Subsection 5.3 shall be made in accordance with Subsection 5.3 (a) or 5.3 (b) below, as applicable.

         (a) Normal form of payment.
         If after such termination, the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 5.3(a) shall be controlling with respect to retirement benefits.

         The Retirement Income Trust Fund, measured as of the date of the Director's voluntary termination, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such payments shall commence within thirty (30) days of the Director's termination. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director (or his Beneficiary) shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Director may at anytime during the Payout Period request to receive the unpaid balance of his Retirement Income Trust Fund in a lump sum payment. If such a lump sum payment is requested by the Director, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director gives notice to both the Administrator and trustee in writing. Such lump sum payment shall be payable within thirty (30) days of such notice. In the event the Director dies at any time after attaining his Benefit Age, but prior to commencement or completion of all monthly payments due and owing hereunder, (i) the trustee of the Retirement Income Trust Fund shall pay to the Director's Beneficiary the monthly installments (or a continuation of the monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Director's Beneficiary may request to receive the unpaid balance of the Director's

NEXT PAGE

Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director's Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director's death. Such lump sum payment shall be made within thirty (30) days of such notice.

         (b) Alternative Payout Option.
         If the Director has made a Timely Election to receive a lump sum benefit, this Subsection 5.3(b) shall be controlling with respect to retirement benefits.

         The balance of the Retirement Income Trust Fund, measured as of the Director's termination date, shall be paid to the Director in a lump sum within thirty (30) days of such termination. In the event the Director dies after becoming eligible for such payment, but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 5.3(b) within thirty (30) days of the date the Administrator receives notice of the Director's death.

SECTION VI

OTHER BENEFITS

         6.1 (a) Disability Benefit.
         If the Director's service is terminated prior to Retirement Age due to a disability which meets the criteria set forth below, the Director may request to receive the Disability Benefit in lieu of the retirement benefit(s) available pursuant to Section 5.1 (which is (are) not available prior to the Director's Benefit Eligibility Date).

         In any instance in which: (i) it is determined by a duly licensed, independent physician selected by the Bank, that the Director is no longer able, properly and satisfactorily, to perform his regular duties as an officer, because of ill health, accident, disability or general inability due to age, (ii) the Director requests payment under this Subsection in lieu of Subsection 5.1, and (iii) Board of Director approval is obtained to allow payment under this

NEXT PAGE

Subsection, in lieu of Subsection 5.1, the Director shall be entitled to the following lump sum benefit(s). The lump sum benefit(s) to which the Director is entitled shall be the balance of the Retirement Income Trust Fund. The benefit(s) shall be paid within thirty (30) days following the date of the Director's request for such benefit is approved by the Board of Directors.

         (b) Death Following Disability.
         In the event the Director dies after becoming eligible for such payment(s) but before the actual payment(s) is (are) made, his Beneficiary shall be entitled to receive the benefit(s) provided for in this Subsection 6.1(a) within thirty (30) days of the date the Administrator receives notice of the Director's death. Furthermore, the Bank shall make a direct, lump sum payment to the Director's Beneficiary in an amount equal to the current present value (using the Interest Factor) of the right to receive a Supplemental Retirement Income Benefit equal to the Survivor's Benefit immediately and payable over the Payout Period less the sum of all prior pre-tax Contributions to the Retirement Income Trust Fund (plus interest accrued on those Contributions using the Interest Factor), but not required pursuant to Subsection 2.1(b) due to the Director's disability-related termination. Such lump sum payment, if approved by the Board of Directors, shall be payable to the Director's Beneficiary within thirty (30) days of such Board of Director approval.

SECTION VII

BENEFICIARY DESIGNATION

         The Director shall make an initial designation of primary and secondary Beneficiaries upon execution of this Agreement and shall have the right to change such designation, at any subsequent time, by submitting to (i) the Administrator, and (ii) the trustee of the Retirement Income Trust Fund, in substantially the form attached as Exhibit B to this Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of this Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

NEXT PAGE

SECTION VIII

NON-COMPETITION

         8.1 Non-Competition During Service.
         In consideration of the agreements of the Bank contained herein and of the payments to be made by the Bank pursuant hereto, the Director hereby agrees that, for as long as he remains a Director by the Bank, he will devote substantially all of his time, skill, diligence and attention to the business of the Bank, and will not actively engage, either directly or indirectly, in financial services or in any business or other activity which is, or may be deemed to be, in any way competitive with or adverse to the best interests of the business of the Bank, its affiliates, subsidiaries, or parent corporation, if any, unless the Director has the prior express written consent of the Bank.

         8.2 Breach of Non-Competition Clause.
         (a) Continued Employment Following Breach.
         In the event (i) any material breach by the Director of the agreements and covenants described in Subsection 8.1 occurs, and (ii) the Director continues service at the Bank following such breach, all further Contributions to the Retirement Income Trust Fund shall immediately cease, and all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund (and earnings on such Contributions), shall be forfeited. The Director (or his Beneficiary) shall be entitled to receive a benefit from the Retirement Income Trust Fund in accordance with Subpart (1) or (2) below, as applicable.

         (1) Director Lives Until Benefit Age
         If, following such breach, the Director lives until attaining his Benefit Age, he shall be entitled to receive a benefit from the Retirement Income Trust Fund in accordance with this Subsection 8.2(a)(1). The balance of the Retirement Income Trust Fund, measured as of the Director's Benefit Age, shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies after attaining his Benefit Age but before actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with

NEXT PAGE

this Subsection 8.2(a)(1) within thirty (30) days of the date of the Administrator receives notice of the Director's death.

         (2) Director Dies Prior to Benefit Age
             If, following such breach, the Director dies prior to attaining his Benefit Age, his Beneficiary shall be entitled to receive a benefit from the Retirement Income Trust Fund in accordance with this Subsection 8.2 (a)(2). The balance of the Retirement Income Trust Fund, measured as of the date of the Director's death, shall be paid to the Director's Beneficiary in a lump sum within thirty (30) days of the date the Administrator receives notice of the Director's death.

         (b) Termination of Service Following Breach.
         In the event (i) any material breach by the Director of the agreements and covenants described in Subsection 8.1 occurs, and (ii) the Director's service with the Bank is terminated due to such breach, such termination shall be deemed to be for Cause and the benefits payable to the Director shall be paid in accordance with Subsection 5.2 of this Agreement.

SECTION IX

DIRECTOR'S RIGHT TO ASSETS

         The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Director, the Beneficiary, or any other person claiming through the Director, shall only have the right to receive from the Bank those payments or amounts so specified under this Agreement. The Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement shall not be deemed to be held under any trust for the benefit of the Director or his Beneficiaries, unless such asset is contained in the rabbi trust described in Section XII of this Agreement. Any such asset shall be and remain, a general, unpledged asset of the Bank in the event of the Bank's insolvency.

NEXT PAGE

SECTION X

RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement, other than those Contributions required to be made to the Retirement Income Trust Fund. The Director, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to replace such assets from time to time or to terminate its investment in such assets at any time, in whole or in part. At no time shall the Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

SECTION XI

ACT PROVISIONS

         11.1 Named Fiduciary and Administrator. The Bank, as Administrator, shall be the Named Fiduciary of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         11.2 Claims Procedure and Arbitration. In the event that benefits under this Agreement are not paid to the Director (or to his Beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made

NEXT PAGE

to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, it shall provide in writing, within ninety (90) days of receipt of such claim, its specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

         If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

         If claimants continue to dispute the benefit denial based upon completed performance of this Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

SECTION XII

MISCELLANEOUS

         12.1 No Effect on Rights to Serve. Nothing contained herein will confer upon the Director the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Director without regard to the existence of the Agreement.

NEXT PAGE

         12.2 State Law. The Agreement is established under, and will be construed according to, the laws of the state of Indiana, to the extent such laws are not preempted by the Act and valid regulations published thereunder.
         12.3 Severability. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

         12.4 Incapacity of Recipient. In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

         12.5 Unclaimed Benefit. The Director shall keep the Bank informed of his current address and the current address of his Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of the Director or his Beneficiary is not made known to the Bank by the time any payment is due, the Bank may discharge its obligation by payment to the Director's Estate. If there is no Estate in existence at such time or if such fact cannot be determined by the Bank, the Director and his Beneficiary(ies) shall thereupon forfeit any rights to the benefits provided for such Director and/or Beneficiary under this Agreement.

         12.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

         12.7 Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

NEXT PAGE

         12.8 Effect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.
         12.9 Suicide. Notwithstanding anything to the contrary in this Agreement, if the Director's death results from Suicide, whether sane or insane, within twenty-six (26) months after execution of this Agreement, all further Contributions to the Retirement Income Trust Fund shall thereupon cease, and no Contribution shall be made by the Bank to the Retirement Income Trust Fund in the year such death resulting from Suicide occurs (if not yet made). All benefits other than those available from previous Contributions to the Retirement Income Trust Fund under this Agreement shall be forfeited, and this Agreement shall become null and void. The balance of the Retirement Income Trust Fund, measured as of the Director's date of death, shall be paid to the Beneficiary within thirty (30) days of the date the Administrator receives notice of the Director's death.

         12.10 Inurement. This Agreement shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Director, his successors, heirs, executors, administrators, and Beneficiaries.

         12.11 Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

         12.12 Establishment of a Rabbi Trust. The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" (as defined in such rabbi trust agreement), until the contributed assets are paid to the Director and/or his Beneficiary in such manner and at such times as specified in this Agreement. It is the intention of the Bank that the contribution or contributions to the rabbi trust shall provide the Bank with a source of funds to assist it in meeting the liabilities of this Agreement.

NEXT PAGE

         12.13 Source of Payments. All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank or the assets of the rabbi trust.

SECTION XIII

AMENDMENT/PLAN TERMINATION

         13.1 Amendment or Plan Termination. The Bank intends this Agreement to be permanent, but reserves the right to amend or terminate the Agreement when, in the sole opinion of the Bank, such amendment or termination is advisable, provided, however, that the Plan shall not be amended (other than an amendment that would terminate the Plan) following a Change in Control. However, any termination of the Agreement which is done in anticipation of or pursuant to a "Change in Control", as defined in Subsection 1.9, shall be deemed to trigger Subsection 2.1(b)(2) of the Agreement notwithstanding the Director's continued service, and benefit(s) shall be paid from the Retirement Income Trust Fund in accordance with Subsection 13.2 below and with Subsections 2.1(b)(2). Any amendment or termination of the Agreement by the Bank shall be made pursuant to a resolution of the Board of Directors of the Bank and shall be effective as of the date of such resolution. No amendment or termination of the Agreement by the Bank shall directly or indirectly deprive the Director of all or any portion of the Director's Retirement Income Trust Fund as of the effective date of the resolution amending or terminating the Agreement. For purposes of this Section 13.1, a termination will be deemed to be made "in anticipation of a Change in Control" if it occurs within one year prior to a Change in Control (as defined herein). In the event that the appropriate regulatory authorities shall disapprove the Plan within the statutory time, and the Board is unable or unwilling to make amendments necessary to cause the appropriate regulatory authorities to approve the Plan, the Plan shall be null and void.

         Notwithstanding the above, if at any time after the final Contribution is made to the Retirement Income Trust Fund the Director elects to terminate the Retirement Income Trust Fund and receive a distribution of the assets of the Retirement Income Trust Fund, then upon such distribution this Agreement shall terminate.

NEXT PAGE

         13.2 Director's Right to Payment Following Plan Termination. In the event of a termination of the Agreement, the Director shall be entitled to the balance, if any, of his Retirement Income Trust Fund. However, if such termination is done in anticipation of or pursuant to a "Change in Control," such balance(s) shall include the final Contribution made pursuant to Subsection 2.1(b)(2). Payment of the balance(s) of the Director's Retirement Income Trust Fund shall not be dependent upon his continuation of service with the Bank following the termination date of the Agreement. Payment of the balance(s) of the Director's Retirement Income Trust Fund shall be made in a lump sum within thirty (30) days of the date of termination of the Agreement.

SECTION XIV

EXECUTION

         14.1 This Agreement and the Jerry McVicker Grantor Trust Agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof, including the Director's Shareholder Benefit Plan Agreement date February 1, 2000, are merged into and superseded by this Agreement and the Jerry McVicker Grantor Trust Agreement.

         14.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

[Remainder of page left intentionally blank.]

NEXT PAGE

         IN WITNESS WHEREOF, the Bank and the Director have caused this Agreement to be executed on the day and date first above written.

WITNESS:	FIRST FEDERAL SAVINGS BANK:

By: ___________________________________________

__________________________________________	Title: __________________________________________

WITNESS:	DIRECTOR:

__________________________________________	__________________________________________

NEXT PAGE

CONDITIONS AND ASSUMPTIONS

        1. The amount of the annual Contributions to the Retirement Income Trust Fund has been based on a formula which is defined in Subsection 1.12.

        2. Survivor's Benefit means an actuarially determined annual amount equal to Thirty-Two Thousand Four Hundred and Thirty-One Dollars ($32,431) at age 70 if paid entirely by the Bank.

        The definition of Survivor's Benefit has been incorporated into the Agreement for the sole purpose of actuarially establishing the maximum amount of annual Contributions to the Retirement Income Trust Fund and is intended to be an amount equal to the highest annual board fees received by the Director during the twelve (12) month period prior to the Director's Benefit Eligibility Date. The amount of any Survivor's Benefit payable pursuant to the Agreement will be a function of (i) the amount and time of Contributions to the Retirement Income Trust Fund and (ii) the actual investment experience of such Contributions.

NEXT PAGE

Exhibit A

DIRECTOR SUPPLEMENTAL RETIREMENT
INCOME AGREEMENT
BENEFICIARY DESIGNATION

           The Director, under the terms of the Amended Director Shareholder Benefit Program Agreement executed by the Bank, dated the ___ day of _________, 2000, hereby designates the following Beneficiary(ies) to receive any guaranteed payments or death benefits under such Agreement, following his death:

           PRIMARY BENEFICIARY: ____________________________________

           SECONDARY BENEFICIARY: ____________________________________

           This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

           Such Beneficiary Designation is revocable.

           DATE: ______________________, 20__

______________________________	______________________________
WITNESS	Director

NEXT PAGE

Exhibit B

AMENDED DIRECTOR SHAREHOLDER BENEFIT PROGRAM AGREEMENT
NOTICE OF ELECTION TO CHANGE FORM OF PAYMENT

            TO: Bank:
             Attention:

             I hereby give notice of my election to change the form of payment of my Director Supplemental Retirement Income Benefit, as specified below. I understand that such notice, in order to be effective, must be submitted in accordance with the time requirements described in my Amended Director Shareholder Benefit Program Agreement.

            _____ I hereby elect to change the form of payment of my benefits from monthly installments throughout my Payout Period to a lump sum benefit payment.

            _____ I hereby elect to change the form of payment of my benefits from a lump sum benefit payment to monthly installments throughout my Payout Period. Such election hereby revokes my previous notice of election to receive a lump sum form of benefit payments.

______________________________ Director

______________________________ Date

Acknowledged:

By: ______________________________

Title: ______________________________

______________________________ Date

NEXT PAGE

Exhibit C

AMENDED DIRECTOR SHAREHOLDER BENEFIT PROGRAM AGREEMENT

APPENDIX I

            The following no-load, no surrender charge life insurance policies are intended to comprise the hypothetical pool of life insurance, the increases in cash values of which are a component of the Contributions for each participant in the Amended Director Shareholder Benefit Program Agreement.

            If such contracts for life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the below-described policies were purchased, or were not subsequently surrendered or lapsed. Such illustrations will be received from the insurance company and will indicate the increases in policy cash surrender values for purposes of calculating the Contributions to the Retirement Income Trust Fund.

            In either case, references to life insurance contracts are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Director and their beneficiaries shall have no ownership interest in such policies and shall always have no greater interest in the benefits under this Plan than that of unsecured creditors of the Bank.

            Life Insurance Company: Southland Life Insurance Company
            Single Premium: One Million Three Hundred Thousand Dollars ($1,300,000)
            Assumed Purchase Date: February 7, 2000

            Life Insurance Company: Lincoln Benefit Life
            Single Premium Paid: Four Million Two Hundred Thousand Dollars ($4,200,000)
            Assumed Purchase Date: February 7, 2000

End.